Exhibit 10.1

248156/SB/WB
version date 05-06-2013

DEED OF SALE, PURCHASE AND DELIVERY
Achtseweg Noord 5 in Eindhoven

On the sixth of June two thousand and thirteen there appeared before me, Meester Sven Jos Billet, civil-law notary of Eindhoven:

1.
Mrs Anne Wittebol, born in Sprang-Capelle on the twelfth of August nineteen hundred and ninety-one, employed by the company limited by shares AKD N.V., whose registered office is situated in Rotterdam, at its establishment in 5657 DA Eindhoven, Flight Forum 1, hereby acting as attorney authorized in writing by Mr Meester Coenraad Willem Houtman, born in Heerde on the seventeenth of February nineteen hundred and sixty-three, employed by Poelmann Van den Broek N.V., with the address (6511 TE) Nijmegen, St. Canisiussingel 19f, holder of a Dutch identity card with number IR1FJJB19, valid until the twenty-fourth of March two thousand and sixteen (the "Trustee"), when granting the power of attorney acting as trustee of Daro Vastgoed B.V. in liquidation, a private company with limited liability, whose registered office is situated in Arnhem, with the address (6511 TE) Nijmegen, St. Canisiussingel 19f, entered in the Commercial Register under number 09177562, according to a judgment of the District Court of Arnhem dated the twenty-seventh of January two thousand and twelve with insolvency number 12/98 F/rd;

(the "Beneficial Owner" and/or the "Vendor");

2.
Mrs Meester Maria Antonia Fransina Elisabeth van den Heuvel, born in Nijmegen on the fourth of June nineteen hundred and eighty-seven, employed by the company limited by shares AKD N.V., whose registered office is situated in Rotterdam, at its establishment in 5657 DA Eindhoven, Flight Forum 1, in this connection acting as attorney authorized in writing by Stichting Daro Vastgoed, a foundation whose registered office is situated in Arnhem, with the address (6811 KB) Arnhem, Willemsplein 24 2, entered in the Commercial Register under number 28099141,

(the "Legal Owner");

3.
Mrs Meester Wieteke Willy Braat, born in Sint-Oedenrode on the twenty-fourth of August nineteen hundred and eighty-one, employed by the company limited by shares AKD N.V., whose registered office is situated in Rotterdam, at its establishment in 5657 DA Eindhoven, Flight Forum 1, in this connection acting as attorney authorized in writing by :

FEI Electron Optics B.V., a private company with limited liability, whose registered office is situated in Eindhoven, with the address (5651 GG) Eindhoven, Achtseweg Noord 5 (AAE building), entered in the Commercial Register under number 17078574,
(the "Purchaser").
Vendor/Beneficial Owner, the Legal Owner and Purchaser hereinafter jointly called : "Parties" and each separately: "Party".

The Parties stated:
Purchase Agreement
The Vendor hereby sells (the legal and beneficial ownership of) the registered property to be described below to the Purchaser, who hereby purchases it from the Vendor (the "Purchase Agreement").
The Purchaser knows and the Purchaser accepts that the Trustee is entering into the Purchase Agreement in good faith, but that the Trustee cannot be deemed to know the whole factual and legal situation of the registered property to be described in more detail below. The Trustee has supplied the Purchaser with the information desired by the latter. The supplied information does not pretend to be a correct and/or complete representation of the actual situation. The legal and/or factual interpretation and assessment of the information supplied is for account and at the risk of the Purchaser. The Trustee has fulfilled its obligation to provide information.
Description of registered property
The commercial premises with cleanrooms, site, parking places, surrounding grounds and further appurtenances, erected and located at Achtseweg Noord 5 in (5651 GG) Eindhoven, entered in the land register as municipality of Woensel section A number 4318, measuring six hectares forty-four ares and twenty-three centiares (06ha44a23ca) (the "Property Sold").
Mode of acquisition of legal ownership
(The legal ownership of ) the Property Sold was acquired by the Legal Owner (called Stichting WaardeVastgoed Holland VI at the time) by the registration, at the office of the Service for Land Registration and the Public Registers in (the "Public Registers") in Eindhoven at the time on the first of April two thousand and four in Mortgage register 4 part 40165 number 133, of a copy of a deed of delivery with reservation of beneficial ownership, comprising exclusion of any possibility of dissolution or annulment of the delivery, executed on the thirty-first of March two thousand and four before Meester J.F. Verlinden, civil-law notary of Eindhoven at the time.

Modes of acquisition of beneficial ownership

1.
According to the above-mentioned mode of acquisition (part 40165 number 133) Daro Vastgoed Beheer B.V. (called WaardeVastGoed Beheer VI B.V. at the time), whose registered office is situated in Arnhem, with the address (6811 AA) Arnhem, Jansbuitensingel 5, entered in the Commercial Register under number 28100325, on that occasion acting as managing partner of Daro Vastgoed C.V. (called WaardeVastGoed Holland VI C.V. at the time), a limited partnership, established in Arnhem, with the address (6811 AA) Arnhem, Jansbuitensingel 5, entered in the Commercial Register under number 28100681, reserved the beneficial ownership van het Property Sold.

2.
Subsequently the said Daro Vastgoed Beheer B.V. (called WaardeVastGoed Beheer VI B.V. at the time), on that occasion acting as managing partner of the said Daro Vastgoed C.V. (called WaardeVastGoed Holland VI C.V. at the time) sold and delivered to the Vendor (called Daro Vastgoed B.V. at the time) the beneficial ownership of the Property Sold, according to a deed of transfer of beneficial ownership, comprising discharge for payment of the purchase price, waiver of the right to claim dissolution of that agreement on the strength of the provisions in section 6:265 of the Civil Code and mention that the provisions in section 2:204c of the Civil Code did not apply, executed on the twenty-eighth of December two thousand and seven before Meester L.A.M. Teunissen, civil-law notary of Arnhem, of which deed a copy was entered in the Public Registers on the thirty-first of December two thousand and seven in Mortgage register 3 part 55143 number 74.

In the said deed of transfer of beneficial ownership (part 55143 number 74) inter alia the following has been included, reading verbatim as follows:
Transfer of legal title to the Property Sold.
Article 14.

1.
If the Purchaser wishes to have the legal title to the Property Sold transferred to itself or a third party/third parties to be designated by the Purchaser, the Foundation shall be obliged at the time desired by the Purchaser, without payment of any further consideration, to co-operate in the transfer of the legal title of the Sold Property to the Purchaser or the third party/third parties to be designated by the Purchaser.

2.	In the deed of transfer whereby the legal title of the Property Sold is transferred by the Foundation to the Purchaser:

-	there shall be no deviation from the matters agreed between the Party and the Foundation in this deed;

-	the Foundation and the Purchaser shall waive the right to dissolve the in that formulated agreement of transfer on the strength of the provisions in section 6:265 of the Civil Code;

-	only those provisions will be included that are strictly necessary to effect the transfer of the legal title of the Sold Property by the Foundation to the Purchaser.

3.	The Foundation shall be obliged by means of the deed of transfer to furnish the legal title of the Property Sold that:

a.	is unconditional and not susceptible of dissolution or annulment; and

b.	is free of:

-	restricted rights or their registrations, other than:

-	the mortgage right referred to in article 18 (1) ;

-	a restricted right already existing and known to the Purchaser;

-	any easement unknown to the Foundation and not created by entry in the Public Registers; and

-	a restricted right established with use of the power of attorney referred to in article 16;

-	attachments.
Purchase price/discharge/payment
The purchase price of the Property Sold amounts to twenty-four million three hundred and twenty-five thousand euros (EUR 24,325,000.00), to be increased by the transfer tax payable and further costs of the purchaser.
The purchase price of the Property Sold and all other amounts payable according to the completion statement have been paid by the Purchaser into my, the civil-law notary's, special account. For any part thereof that is due to the Vendor, the Vendor hereby grants the Purchaser discharge.
Payment of anything that is due to the Vendor according to the completion statement handed to the Vendor shall be made in accordance with the provisions in section 7:26(3) of the Civil Code as soon as, after presentation of a copy of this deed to the Public Registers, it has appeared to me, civil-law notary, from inquiries at the Public Registers, that at the time of presentation of the copy of this deed the Property Sold was not burdened with entries that were unknown to me, civil-law notary, at the time of the signing of this deed.
Costs
All costs of the transfer, including the notarial charges (fee), the transfer tax and the land registry costs shall be for account of the Purchaser.
Transfer
For the performance of the Purchase Agreement the Vendor hereby supplies the beneficial ownership of the Sold Property to the Purchaser, who hereby accepts it from the Vendor and the Legal Owner hereby transfers - for the execution of the provisions in article 14 cited above under the heading of "Modes of acquisition of beneficial ownership" - the legal ownership of the Sold Property to the Purchaser, who hereby accepts it from the Legal Owner, so that after the entry of a copy of the relevant deed in the Mortgage register 4 of the Public Registers, the Purchaser is entitled to the full ownership of the Property Sold.

Provisions
In connection with this sale, purchase and transfer furthermore the following has been agreed between the Vendor and Purchaser :
ARTICLE 1. CONDITION AND USE OF THE Property Sold

1.1
The Property Sold shall be transferred to the Purchaser in the condition that it is in now, with all corresponding rights and claims, visible and invisible defects, dominant easements and qualitative rights, free of mortgages, attachments and their registrations.

The Purchaser accepts the Property Sold in the condition it is in now, without any obligation of the Trustee for any indemnity of visible, invisible or hidden defects and/or damage of the Property Sold.
The Purchaser explicitly accepts all servient easements, special burdens and/or restrictions, separate real rights, perpetual clauses, and qualitative obligations that rest on the Property Sold, with observance of the provisions in article 8.

1.2	The Purchaser intends to use the Property Sold as commercial premises.
The Purchaser has already been using the Property Sold for a considerable time on the basis of the lease concluded between (a legal predecessor of) the Legal Owner and the Purchaser and is therefore familiar with the present actual condition of the Property Sold.
In so far as the Purchaser intends to use the Property Sold in deviation from the normal actual use or from the Vendor's use, the Purchaser must take care of the necessary permits, exemptions and the like itself and at its own expense and risk.
The Purchaser has acquainted itself with the current zoning plan and other regulations and also published proposals to amend them before the relevant government bodies.

1.3
The Purchaser may, by analogy with the provisions in section 7:19 of the Civil Code, not rely on the assertion that the Property Sold is subject to a charge or restriction that should not have been resting on it or that the Property Sold does not comply with the Purchase Agreement. Nor does the Trustee guarantee the absence of material defects in or to the Property Sold, also including any pollution of the soil, otherwise than formulated in this deed.

1.4
The Trustee has never used the Property Sold and for that reason is not familiar with - and cannot make any statement about - the condition that the Property Sold is in and the use that can be made of it by the Purchaser. The Purchaser accepts the above. The Trustee therefore accepts no liability in respect of the Property Sold to be sold and transferred by virtue of this deed. The Purchaser explicitly indemnifies the Trustee on the subject. The Purchaser shall be deemed to have conducted its own investigation into all qualities of the Sold Property that are relevant to the Purchaser. If the Purchaser has omitted such an investigation, it knowingly and unreservedly accepts the corresponding risks. The Purchaser shall never have any claim on the subject in respect of the Trustee.

The Trustee shall also therefore give no guarantee whatsoever, not even in cases for which a guarantee is customarily given, other than formulated in this deed.
ARTICLE 2. LEGAL STATUS OF THE PROPERTY SOLD
The Vendor guarantees that the Purchaser will be supplied with a right of (beneficial or legal) ownership that is not encumbered with attachments and/or mortgages or their registrations.
ARTICLE 3. ACTUAL CONDITION OF THE PROPERTY SOLD

3.1	The Property Sold will be transferred and accepted in the actual condition in which it is now, with observance of the provisions in article 1.
The lease between the Legal Owner and the Purchaser has been dissolved with effect from this day and the current rent and deposits (if any) have been settled. The parties have agreed that with effect from the first of April two thousand and thirteen the Purchaser shall owe no more rent to the Legal Owner, Vendor or to the private company with limited liability SNS Property Finance B.V. on the strength of the management clause invoked by it as mortgagee; after payment of the above-mentioned purchase price the Purchaser shall be given final discharge for payment of the above-mentioned rent.

3.2	Any difference between the actual and stated size of the Property Sold shall give none of the Parties any right.
ARTICLE 4. ENVIRONMENTAL PROVISIONS

4.1
The Purchaser knows that by/by order of the Vendor no examination has been made into the pollution in the Property Sold. The Vendor does not consider it impossible that the soil of the Property Sold has been polluted to a greater or lesser extent. The risk that the soil of the Property Sold has been polluted shall be entirely for account of the Purchaser and shall never be a reason for dissolution of the Purchase Agreement, for payment of any compensation or for any set-off or reduction of the purchase price.

By order of the Purchaser is the private company with limited liability RPS advies- and ingenieursbureau B.V., whose registered office is situated in Delft, with the address (2628 XG) Delft, Elektronicaweg 2, entered in the Commercial Register under number 24161143, conducted an exploratory examination in connection with soil and the ground water of the Property Sold.
Following this examination a report was drafted, dated the first of March two thousand and thirteen with project number NC13180200/01. The Purchaser has received the said report and its contents are sufficiently known to the Purchaser, so that it desires no further designation or description thereof in this deed.

4.2
The Purchaser hereby explicitly waives any action against the Trustee with regard to any soil pollution and/or the presence of asbestos and/or asbestos-containing materials and/or other chemical products, including any action for the compensation of damage for any reason whatsoever that the Purchaser should suffer as a result of remediation measures whether or not on behalf of the authorities.

ARTICLE 5. FACTUAL TRANSFER/ INCOME AND EXPENDITURE/RISK
The actual transfer (delivery) of the Property Sold shall be made today, immediately after the signing of this deed. From the time of delivery the income shall benefit the Purchaser and the expenditure shall be for his account.
With effect from the time of delivery the Property Sold shall be at the expense and risk of the Purchaser.
ARTICLE 6. TRANSFER OF CLAIMS
The Vendor shall transfer, in so far as possible, to the Purchaser all the claims that the Vendor is or will be able to enforce in respect of the Property Sold or a part therein/thereof in respect of third parties, including builder(s), (sub)contractor(s), installer(s), architect(s) and supplier(s), such as for work done or with regard to damage caused to the Property Sold, and also the rights from premium arrangements, guarantee arrangements and guarantee certificates, without the Vendor being obliged to provide any indemnity.
The Vendor undertakes to provide the Purchaser with the relevant particulars known to him and hereby authorities the Purchaser, in so far as necessary, to have this transfer of claims communicated in accordance with the statutory provisions at the Purchaser's expense.
ARTICLE 7. RESOLUTIVE CONDITION/WAIVER OF DISSOLUTION

7.1	All resolutive conditions that have been agreed in (possible) further agreements that relate to the purchase have now expired and are hereby cancelled entirely.
None of the Parties can therefore now rely on a resolutive condition anymore with regard to this sale/purchase and transfer.

7.2	The Parties waive the right to claim dissolution of the Purchaser Agreement on any ground whatsoever.
ARTICLE 8. EXISTING SPECIAL BURDENS AND RESTRICTIONS/SPECIAL OBLIGATIONS
For existing easements, qualitative obligations, restricted rights (also those referred to in the Public Works (Removal of Impediments in Private Law) Act) and/or other special burdens and/or restrictions with regard to the Property Sold, reference is hereby made to what is mentioned in the said deed of transfer of beneficial ownership (part 55143 number 74), in which the following is present, reading verbatim:
Special charges and restrictions.
Article 6.
et cetera

2.	The Purchaser is familiar with the provisions present in:
the deed of transfer executed on the fourth of November nineteen hundred and ninety-seven before the deputy of Meester M.A.J.C.M. van Agt, civil-law notary of Rotterdam, of which deed a copy was entered in the Public Registers in Eindhoven on the fifth of November nineteen hundred and ninety-seven in Mortgage register 4, part 13239, number 23, reading verbatim as follows:
"Soil condition.
Article 8.

1.
The Parties are familiar with the report drawn up by DHV (Zuid-Nederland) dated the twenty-first of October nineteen hundred and ninety-seven concerning the examination performed whether the soil and/or the groundwater that is part of the property sold is polluted, of which report the purchaser has received a copy.

2.	The Purchaser shall be empowered to submit the reports referred to under 1 for assessment to an environmental expert to be designated by the Purchaser.

3.
If it appears from the prepared report under 1 or the report prepared by the environmental expert to be designated under 2 that a supplementary soil examination is considered desirable, the Vendor shall have a supplementary soil examination made at its expense.

4.
On the strength of the report mentioned under 1 and, if applicable, on the strength of the report referred to under 3 a remediation report shall be drawn up by order and at the expense of the Vendor, which report shall require the agreement of the competent authority.

5.
By order and at the expense and risk of the vendor the soil and/or the groundwater that is/are part of the property sold shall be remediated in accordance with the contents of the remediation report referred to under 4, in consultation with the purchaser, in phases in so far as possible from an angle of remediation technology, unless the parties agree in writing on a different scheme - in conformity with the above -with regard to the costs relating to the remediation (buy-off scheme).

6.
After the remediation referred to under 5 has been performed to the satisfaction of the competent authority or otherwise an arrangement as referred to therein has been agreed, the purchaser shall never bring a claim against the vendor for payment of any compensation in any form whatsoever, if it should appear that the soil and/or groundwater that is/are part of the property sold is/are polluted more or differently than mentioned in the above-mentioned reports and the purchaser shall indemnify the vendor from claims of third parties relating thereto.

The provisions in this number 6 shall pass to the purchaser's legal successors.

In every transfer or transmission - in full or in part - of the property sold the provisions in this number shall nevertheless be explicitly imposed on the acquirer for the benefit of the vendor and accepted on behalf of the vendor."
And furthermore:
"CREATION OF EASEMENTS
At the time of the purchase it was agreed between the parties that easements will be established as described below. For the performance thereof the following easements are hereby established and accepted:
For the benefit of and against the property sold and the part of the land registry plot remaining the vendor's property municipality of Woensel section A number 4183 - reciprocally - the easements are hereby established comprising the right to have, keep, maintain (including renewal) and use of cables and lines for the benefit of gas, water and electricity, security, signaling and control cables and also datanet lines, present in both premises, all this as indicated in the drawings attached to this deed numbers TK 002, TK 003 and TK 004. The high-voltage ring (present in the AAE building) with the transformer station is part of the property sold.
The owners of the two premises are obliged to render their co-operation to the maintenance and/or renewal (and giving orders for the purpose) of the said cables and lines, and also to give the persons designated for the purpose the opportunity to perform the necessary operations on the above-mentioned facilities and to grant access for the purpose to the two sites.
The illumination of the grounds of the two sites will be separated with regard to the energy consumption by and at the expense of the purchaser as soon as the vendor and/or purchaser deem(s) this desirable, so that each of the sites will be charged separately for the energy consumption or the illumination of the grounds.
Furthermore, owing to the fact that the main connection is located in the adjacent site that remains with the vendor, the vendor shall maintain the onward supply of energy and operating materials. Any change in this situation shall be made in consultation among the purchaser, vendor and tenant(s). If this situation is changed on the initiative of the vendor or on the instruction of the energy supplier, the costs involved in the change shall be for account of the vendor."
And furthermore:
"FUTURE BUILDING RIGHT
The vendor has entered into an agreement with NV Regionaal Distributiebedrijf PNEM Zuid-Oost in Helmond, hereinafter called: PNEM, in which the vendor has given the last-mentioned company the undertaking to create a building right for the benefit of the last-mentioned company, comprising the right to install, use, replace, maintain, inspect, remove and move electricity cables in the property sold. A copy of the relevant agreement will be attached to this deed. The purchaser gives the vendor the undertaking to perform this agreement also for the benefit of PNEM - which may derive rights within that framework direct from this deed because this is accepted by the vendor for and on behalf of PNEM. The vendor hereby indemnifies the purchaser from any costs charged to the purchaser in connection with the performance of the said agreement."

3.
In so far as the provisions referred to in paragraph 2 of this article contain obligations, burdens and/or restrictions that the vendor is obliged to impose on the Purchaser, those obligations, burdens and/or restrictions are hereby imposed on the Purchaser.

The Purchaser has explicitly accepted the obligations, burdens and/or restrictions present in the provisions referred to in paragraph 2 of this article.
In so far as those provisions comprise rights that must be stipulated for the benefit of a third party/third parties, those rights are hereby explicitly stipulated by the Vendor and accepted by the Vendor for the benefit of that third part/ those third parties.
In so far as the above-mentioned provisions contain any obligations that the Vendor is obliged to impose on the Purchaser, he hereby does this and all this is hereby accepted by the Purchaser.
In so far as those provisions concern rights that have been stipulated for the benefit of a third party/third parties, those rights are hereby also accepted for the benefit of that third party/those third parties by the Vendor, voluntarily looking after the interest of that third party/those third parties.
ARTICLE 9. RESTRICTIONS UNDER PUBLIC LAW

9.1
According to an extract from the land register of this day no restrictions under public law have been entered in the municipal register of restrictions and the land register with regard to the Property Sold.

9.2
The Purchaser states that he is aware of the fact that on the strength of the Disclosure of Impediments under Public Law Act the government bodies have four days' time for a proper update of the Public Registers. In the case of plot changes government bodies have four weeks' time for a proper update of the municipal registration of restrictions.

FINAL STATEMENTS
Permission from examining magistrate
The written permission from the examining magistrate to enter into (and perform) the Purchase Agreement is evidenced by a letter dated the fifth of June two thousand and thirteen with reference F05/12/98, of which a copy will be attached to this deed.
Transfer tax/turnover tax

For the transfer of the Property Sold no turnover tax is payable so that only transfer tax is payable in that respect.
Energy performance certificate
The parties have agreed that no energy performance certificate or equivalent document, as referred to in the Decree on the energy performance of buildings, will be submitted by the Vendor to the Purchaser.
Power of attorney for cancellation of mortgage
The Purchaser gives power of attorney to each of the employees of the civil-law notaries of AKD N.V., a company limited by shares, whose registered office is situated in Rotterdam, also having its office in Eindhoven, to co-operate on its behalf, if necessary, in the waiver of mortgage rights established before this day on the Property Sold.
Choice of domicile
For the performance of all fiscal consequences of this agreement domicile is chosen at the office of the keeper of this deed, now at the address: Flight Forum 1 in (5657 DA) Eindhoven.
Powers of attorney
The powers of attorney of the Legal owner, of the Vendor and of the Purchaser are evidenced by three (3) private powers of attorney, (copies of) which will be attached to this deed.
End
The appearers are known to me, civil-law notary.
This deed was executed in Eindhoven on the date as mentioned at the beginning of this deed.
After the gist of this deed had been stated and an explanation thereof had been given and after I, civil-law notary, had pointed out the consequences of the contents of this deed for the parties, the appearers unanimously stated that they had taken note of the contents of this deed after having been given an opportunity to do so in good time, that they agreed to the contents of the deed and did not want it to be read out in full.
Immediately after having been read out in part, this deed was signed by the appearers and me, civil-law notary, at eleven o'clock
(followed by signature)

ISSUED AS A TRUE COPY

[stamp:]
Meester S.J. Billet
Civil-law notary of Eindhoven

[signed] illegible